Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Intcomex, Inc. and Subsidiaries

Miami, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 19, 2010, except for note 18, for which the date is March 30, 2010, relating to the consolidated financial statements and schedule of Intcomex, Inc. and Subsidiaries, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Seidman, LLP

Miami, Florida

March 30, 2010